UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2012

BTU INTERNATIONAL, INC. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	0-17297 (Commission File Number)	04-2681248 (IRS Employer Identification No.)

23 Esquire Road, N. Billerica, Massachusetts (Address of principal executive offices)	01862 (Zip Code)

Registrant's telephone number, including area code: (978) 667-4111

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) (e)           On November 26, 2012, BTU International, Inc. (the “Company”) appointed Peter J. Tallian as Chief Operating Officer of the Company, effective immediately. Mr. Tallian will continue to serve as the Principal Financial Officer and Principal Accounting Officer of the Company. The Company intends to commence a search for a new Principal Accounting Officer.

In connection with his appointment as Chief Operating Officer, Mr. Tallian’s annual base salary will be $310,000. In addition, the retention agreement between the Company and Mr. Tallian will be amended to provide that in the event the Company terminates Mr. Tallian’s employment, other than for cause (as defined in the retention agreement), or Mr. Tallian leaves the Company for good reason (as defined in the retention agreement) following a change in control of the Company, Mr. Tallian shall be entitled to severance for a period of twelve months, subject to the terms and conditions set forth in the amended retention agreement.

Additional information about Mr. Tallian can be found in the Company’s proxy statement on Schedule 14A filed with the SEC on April 16, 2012, which information is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTU INTERNATIONAL, INC.

Date :   November 30, 2012                                                                         By: /S/ Paul J. van der Wansem
Name: Paul J. van der Wansem
Title: Chairman and Chief Executive Officer